                                                                                                                                                                                                                              EXHIBIT 99.1

Final Transcript
Thomson StreetEventsSM
Conference Call Transcript WSBC - WesBanco & Oak Hill Financial - A Strategic Expansion Into Ohio Markets Event Date/Time: Jul. 20. 2007 / 11:00AM ET

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FINAL TRANSCRIPT
Jul. 20. 2007 / 11:00AM ET, WSBC - WesBanco & Oak Hill Financial - A Strategic Expansion Into Ohio Markets

CORPORATE PARTICIPANTS

 Paul Limbert
 WesBanco, Inc. - President and CEO

 Jack Kidd
 Oak Hill Financial, Inc. - Chairman

 Jim Gardill
 WesBanco, Inc. - Chairman

 Gene Coffman
 Oak Hill Financial, Inc. - President and CEO

 Bob Young
 WesBanco, Inc. - EVP and CFO

CONFERENCE CALL PARTICIPANTS

 Katherine Sexton
 Jackson County Times - Analyst

 Steve Moss
 Janney Montgomery Scott - Analyst

 Ross Demmerle
 Hilliard Lyons - Analyst

PRESENTATION

Operator

Good day, ladies and gentlemen, and welcome to the WesBanco Merger and Acquisition Announcement Conference Call. My name is Francis, and I will be your coordinator for today. At this time, all participants are in listen-only mode. We will conduct a question-and-answer session toward the end of this conference.

(OPERATOR INSTRUCTIONS)

As a reminder, this conference is being recorded for replay purposes.

I will now like to turn the call over to Mr. Paul Limbert, President and Chief Executive Officer of WesBanco Incorporated. Please proceed.

Paul Limbert - WesBanco, Inc. - President and CEO

Thank you. Good morning, everyone. My name is Paul Limbert, President and CEO of WesBanco, and we are very pleased to announce the signing of a definitive agreement to merge Oak Hill Financial with and into WesBanco. We believe this is an exciting opportunity for both companies, and on our call today, we will walk through our rationale for the merger.

Before we start, please reference our forward-looking statement language on slide two. We would reference these disclosures as an integral part of this presentation.

On slide three are the people that are with me on the call today. Joining me from WesBanco is our Chairman, Jim Gardill, and our Chief Financial Officer, Bob Young. From Oak Hill, Jack Kidd, Chairman, and Gene Coffman, President and CEO, are also joining me.

Slide four summarizes our rationale for the combination. This is a very sizable transaction for WesBanco as it will double our Ohio deposit market share and give WesBanco more than a 30% increase in total assets. The merger connects and fills WesBanco's branch franchise and

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FINAL TRANSCRIPT
Jul. 20. 2007 / 11:00AM ET, WSBC - WesBanco & Oak Hill Financial - A Strategic Expansion Into Ohio Markets

represents significant expansion of WesBanco's presence in the urban Ohio markets of Cincinnati, Springfield, Dayton and Columbus. The merger provides additional revenue growth opportunities for our bank going forward.

We are happy to announce to our shareholders that the transaction has an attractive internal rate of return of 13.8% and is expected to be accretive to earnings per share in 2009. With the similar community banking focus cultures of the two organizations, we have every reason to believe this will be a smooth transition and a very successful merger.

Turning to slide five, we have summarized the transaction. The transaction value is approximately $201 million. The consideration mix is 90% stock and 10% cash, with Oak Hill shareholders being able to elect either a fixed exchange ratio of 1.256 WesBanco shares for each Oak Hill share or $38 in cash. We expect to realize $7.2 million in pretax cost savings or approximately 22%. We arrived at this figure after completing extensive due diligence over several weeks and together with Oak Hill management, identifying achievable cost savings. Since 2004, comparable size bank transactions have averaged approximately 29% in cost savings. So, we feel our 22% estimate is sound. In addition, it is important to note that we are conservatively phasing in cost saves at 75% in 2008.

Four Oak Hill Board members have been invited to join WesBanco's Board with Jack Kidd being invited to serve as Vice Chairman of the Board. The other invitees are Don Wood, Bruce Knox and Neil Strawser. We believe these individuals, along with retention of key management, will help lower the execution risk of the merger. This merger is expected to close in the fourth quarter 2007.

On slide six, we provide a comparison of this transaction to comparable transactions in our region, which shows that this is an excellent deal for the shareholders of both banks. We feel the WesBanco shareholders are paying a reasonable price based upon various comparable transaction multiples. The price to earnings ratios, price to tangible book, and the core deposit premium are all below the median of comparable transactions. At the same time, Oak Hill shareholders are receiving a significant market premium.

Jack, would you please talk a little bit about Oak Hill Financial?

Jack Kidd - Oak Hill Financial, Inc. - Chairman

Yes, I would be glad to, Paul, and thank you very much. The next two pages are an overview of Oak Hill. Oak Hill Financial was founded in 1902 and has developed an outstanding community bank reputation by diligently serving the communities of southern and central Ohio for the past century. The company is headquartered in Jackson, Ohio and has assets of about $1.3 billion. Oak Hill Financial operates in addition three subsidiaries, Oak Hill Banks, Oak Hill Financial Insurance Agency, Inc., and Oak Hill Title Agency.

And on slide eight is kind of a [capsulization] of Oak Hill Banks and this shows the map of the company's markets. Oak Hill Banks is a state chartered commercial bank, regulated by the state of Ohio and insured by the FDAC. Oak Hill operates 36 banking offices and one loan production office in 16 counties across southern and central Ohio. And as you can see, the headquarters is in Jackson, where we do have an excess of a 50% market share.

So, with that, Paul, I will turn it back over to you.

Paul Limbert - WesBanco, Inc. - President and CEO

Thank you, Jack. Let's move on to slide nine. We turn back to our reasons for the merger. With the addition of Oak Hill, not only does WesBanco connect and fill its strategic branch network, but it also jumps into the top 15 in Ohio deposit market share. This gives the organization improved scale in Ohio moving forward. On a pro forma basis, 51% of the bank's deposits will be located in the state of Ohio.

The merger will also enhance the bank's potential for growth. It provides a significant increase in branches, which are located in proximity to WesBanco branches in several strong metropolitan markets. Based on deposits, we will double the presence in those metropolitan markets. Further, Oak Hill markets represent significantly improved demographics. Oak Hill serves counties with higher projected population growth, higher median household income, and higher projected household income in counties WesBanco currently serves.

Furthermore, the increased scale of the combined organization enhances the lending capabilities of the organization moving forward. Since Oak Hill has not previously provided its customers with trust and investment management services, we view this acquisition as an excellent opportunity to expand our services into these markets.

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FINAL TRANSCRIPT
Jul. 20. 2007 / 11:00AM ET, WSBC - WesBanco & Oak Hill Financial - A Strategic Expansion Into Ohio Markets

Financially, we are also very pleased with this merger, as it results in an attractive internal rate of return of 13.8% and an anticipated 2.3% accretion to 2009 earnings. It is important to note that the two organizations share a common community bank focused culture. This, in addition to the retention of key Oak Hill management, should help ensure a seamless and successful merger.

Slide ten is a map of our markets. The addition of Oak Hill assists in creating a geographically diversified community banking franchise. The pro forma organization will serve Ohio, West Virginia, and Pennsylvania, and have approximately $5.6 billion in total assets, and approximately $4.1 billion in total deposits. The transaction will expand WesBanco's franchise along Interstate 71 and 75 corridors from Springfield, Ohio, to Cincinnati, Ohio. The merger expands WesBanco's presence in southern and central Ohio with a concentration in the urban markets throughout southwestern Ohio.

As mentioned previously, this merger will double WesBanco's Ohio deposit market share. Specifically, it will add almost $1 billion to Ohio deposits and will move the organization significantly from number 19 to 13 in total Ohio deposit market share. This is a landmark transaction for WesBanco, as for the first time, we will have more deposits outside the state of West Virginia than within.

WesBanco has performed extensive due diligence over a period of two weeks. This work provided us with an opportunity to identify both revenue growth opportunities and achievable cost saves. Again, we anticipate cost savings of about $7.2 million pretax, which represents about 22%. We also see great opportunities for additional revenue growth as a result of the merger and we believe Oak Hill customers will benefit from the addition of our wealth management and trust services.

Through due diligence, we have identified approximately $50 million of loans that we intend to sell. Of the $50 million identified loans, substantially all of Oak Hill's non-performing loans will be sold. We have modeled the sale of these loans to take place at a 10% discount the current book value. With the sale of these loans, Oak Hill's non-performing assets are expected to approximate $2.6 million or 21 basis points of total assets as compared to approximately $16.5 million or 1.2% of total assets before the sale. As a result, WesBanco's pro forma non-performing assets to total asset ratio is expected to improve with the merger from 34 basis points down to 31 basis points.

We have provided our estimates of the pro forma financial impact on WesBanco on slide 15. With a 75% phase-in of cost saves in year one, we expect the merger to be very close to break even to 2008 First Call consensus earnings per share estimate. In 2009, using First Call consensus growth rates, we expect the merger to add approximately 2.3% to earnings per share. Oak Hill earnings include an adjustment for the impact of the sale of identified loans.

Page 16 shows the pro forma WesBanco capital ratio remaining well capitalized. As a result of completing a comprehensive due diligence review, we believe this merger represents a very low execution risk. As previously mentioned, to help ensure a seamless transition, several of Oak Hill's key management personnel will join WesBanco's management team. We are in the process of creating an integration team with key members from both organizations.

In addition, cultural compatibility of the organizations, WesBanco's previous experience integrating acquisitions and WesBanco's and Oak Hill's business experience in these specific Ohio markets should all help minimize the execution risk. WesBanco is committed to providing diversified financial services through dedicated employees. We look forward to working with Oak Hill's employees to maintain the exceptional level of service they are currently providing their customers.

Oak Hill is a very unique acquisition opportunity for us, as it fills in a major strategic gap in our branch network and at the same time, doubles our Ohio deposit market share. The addition of Oak Hill adds branches to our existing urban markets. This transaction is financially attractive with an internal rate of return of 13.8% and anticipated 2009 earnings accretion. We look forward to the combination of the two community focused institutions whose similar cultures should help ease the transition and make for a very successful merger.

We thank you for your attention, and we would like to have Mr. Gardill make any comments he would like to make.

Jim Gardill - WesBanco, Inc. - Chairman

Good morning, everyone. I am very pleased to participate in this conference call. First of all, let me congratulate Jack and Gene for their help and their work in putting this together. We think it's a strategic fit that will provide a stronger organization, a much more robust financial organization than we can achieve independently. And so, the combination of the two, we believe will build a very strong franchise going forward. So, I thank them for their assistance and appreciate all of their help in this process.

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FINAL TRANSCRIPT
Jul. 20. 2007 / 11:00AM ET, WSBC - WesBanco & Oak Hill Financial - A Strategic Expansion Into Ohio Markets

So, I think without further ado, we'd like to open the presentation to questions. And if there are questions, we have Jack Kidd and Gene Coffman on the phone from Oak Hill. And as Paul indicated, Paul is here along with Bob Young, our CFO, and we're certainly happy to address questions that you might have.

QUESTION AND ANSWER

Operator

(OPERATOR INSTRUCTIONS)

Your first question comes from the line of Katherine Sexton with Jackson County Times. Please proceed.

Katherine Sexton - Jackson County Times - Analyst

Yes. I would like to know how this merger will affect the local customers of the Oak Hill Banks.

Jack Kidd - Oak Hill Financial, Inc. - Chairman

Okay. This is Jack Kidd. We think it is going to be a very, very positive reaction because of the philosophy and the culture of WesBanco, which is really a continuation basically of our philosophy of community banking, and we're very excited about the enhanced products that the WesBanco group will be able to bring to our customer base. One thing that is very significant is the trust, and WesBanco is one of the leaders in trust in our whole southern Ohio area, and we have no trust department and we do have a considerable demand and have had for several years for trust services.

Jim Gardill - WesBanco, Inc. - Chairman

Jack, I think -- this is Jim Gardill, and let me add in response to that question. I certainly share Jack's viewpoint. We have been through over 30 acquisitions and what we have learned from that process is that the retention of customers is a key part of the strategy and the integration. And that will be a focus because customer service is the hallmark of both organizations, and that's why we think the strategic fit is so good in that we both focus on maintaining and satisfying customers in providing high-quality service. And that'll be the focus of the combination.

Operator

Your next question comes from the line of Steve Moss of Janney Montgomery and Scott. Please proceed.

Steve Moss - Janney Montgomery Scott - Analyst

Hi, good morning. Just -- I was wondering with regard to the sale of $50 million in classified loans, what type of loans are they?

Gene Coffman - Oak Hill Financial, Inc. - President and CEO

This is Gene Coffman speaking. A majority of those loans are in the commercial real estate arena, they are loans that are throughout our footprint, they're loans that we have been working with for some time, they are somewhat classified, but it does not mean that they are not paying. So, it's a group of loans that Oak Hill has been looking at for some time and has been looking at the potential to sell them.

Steve Moss - Janney Montgomery Scott - Analyst

Okay. And are there any provisions in the merger agreement should the sale be at a greater than 10% discount?

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FINAL TRANSCRIPT
Jul. 20. 2007 / 11:00AM ET, WSBC - WesBanco & Oak Hill Financial - A Strategic Expansion Into Ohio Markets

Paul Limbert - WesBanco, Inc. - President and CEO

We do have provisions in the merger agreement addressing the sale, and that will be done in conjunction with both organizations going forward, and that's part of the integration process. So, that issue is addressed in the merger agreement. We've identified through the due diligence process the loans that'll be in the process, and we've preliminarily tested the market for their marketability, and we believe that we can accomplish that goal satisfactorily.

Steve Moss - Janney Montgomery Scott - Analyst

Okay. And with regard to WesBanco's share repurchase program, just bringing down capital ratios a little bit, will there be any impact to fourth quarter preventing -- would the transaction prevent repurchases in the fourth quarter?

Bob Young - WesBanco, Inc. - EVP and CFO

There are limits under the 10b-18 rules that the SEC promulgates -- this is Bob Young -- for how much you can buy back during the pendency of a merger. There's a period of time around the announcement and as well a period of time when we are soliciting a proxy suit or filing of the S4 later this summer.

What we are modeling internally, Steve, is about the same level as in the -- as is in or as was the second quarter's share repurchase, each for the third and the fourth quarter. Or said differently, between 200,000 and 250,000 shares a quarter. We think that 10b-18 limits will be able to accomplish that, and we're hopeful to be able to do a little bit more than that.

Steve Moss - Janney Montgomery Scott - Analyst

Okay. Thank you very much.

Operator

(OPERATOR INSTRUCTIONS)

Your next question comes from the line of Ross Demmerle with Hilliard Lyons. Please proceed.

Ross Demmerle - Hilliard Lyons - Analyst

Good morning. As you look at the entire footprint right now, including Oak Hill, I'm wondering where you see the greatest growth opportunities, particularly loan growth. And then secondly, what area do you see as being the weakest and that might concern you in terms of credit quality?

Paul Limbert - WesBanco, Inc. - President and CEO

That's the advantage of having completed a pretty thorough due diligence process. We are very excited about the integration of the two organizations, and it's not just a map. That corridor between Cincinnati and Dayton is one that is very strong from an economic growth curve perspective, and we dovetailed very nicely with mostly western Cincinnati franchise that we have and the mostly eastern Cincinnati franchise they have running north to Dayton.

So, when you add the synergies of the two, we think there is a dynamic opportunity for growth along that corridor, and it also serves as an adjunct to what we acquired in the Springfield area running towards Dayton from the other side. So, you really tie our franchise from Columbus to Springfield to Dayton to Cincinnati.

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FINAL TRANSCRIPT
Jul. 20. 2007 / 11:00AM ET, WSBC - WesBanco & Oak Hill Financial - A Strategic Expansion Into Ohio Markets

When you look at their markets, they have some rural markets. We will look carefully at those, just as we do in our own franchise and our own footprint, and we will evaluate branch locations in conjunction with their management team so that we can add efficiency to the resulting organization at the same time we go through this process.

Ross Demmerle - Hilliard Lyons - Analyst

And then, I guess addressing the weak side and maybe that's not geographical, I guess. I'm wondering where you're seeing most of your non-performings or impaired loans pop up right now?

Paul Limbert - WesBanco, Inc. - President and CEO

And I'll let Gene speak to that. Gene, I think, has looked at those issues, and they appear to not be geographic as much as they are specific projects or loans.

Gene Coffman - Oak Hill Financial, Inc. - President and CEO

Well, that is correct. Geographically, there is no particular area that we see that is our weakest point. We are spread throughout our footprint both commercially, probably retail credit is more in our southeastern area. We're not as heavily retail in the Cincinnati and Dayton market. But there is no particular region or area within our current footprint that I would look at and say and that is the weakest location for some [problem credits].

Paul Limbert - WesBanco, Inc. - President and CEO

One of the nice things that we add in this transaction is our strengths in small business lending and wealth management to their commercial relationships, we think the synergies really can produce significant opportunities for us going forward.

Ross Demmerle - Hilliard Lyons - Analyst

Okay, thanks for your comments.

Bob Young - WesBanco, Inc. - EVP and CFO

Ross, this is Bob Young. I'd be happy to speak with you after the call to get you up to speed on WesBanco's and to historically provided coverage to Oak Hill.

Ross Demmerle - Hilliard Lyons - Analyst

All right.

Operator

And there are no further questions at this time. I want to turn the call over to Mr. Paul Limbert.

Paul Limbert - WesBanco, Inc. - President and CEO

I want to take this opportunity to thank everybody who joined us in this conference call this morning. It was a pleasure to talk about this transaction for many different reasons. But the two organizations are very similar in a lot of ways. We really anticipate the key management additions to WesBanco to make this a very smooth transition, and the growth opportunities that we see on the combined organization really provides our -- an opportunity for the combined shareholder base to benefit into the future.

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FINAL TRANSCRIPT
Jul. 20. 2007 / 11:00AM ET, WSBC - WesBanco & Oak Hill Financial - A Strategic Expansion Into Ohio Markets

So, we thank you all very much for listening today. We'll be -- Bob and I'll be here all afternoon. So, thank you very much again.

Operator

Thank you for your participation in today's conference. This concludes the presentation. You may now disconnect and have a good day.

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